Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.16

AMENDMENT NO. 1

TO THE MATERIAL TRANSFER AGREEMENT

This Amendment No. 1 to the material transfer agreement (this “Amendment No. 1”) is effective as of November 22, 2021, by and between Avalyn Pharma Inc., having its registered office at 701 Pike Street, Suite 1500, Seattle, Washington 98101, USA (“Avalyn”), and PARI Pharma GmbH, having its principal place of business at Moosstrasse 3, 8231.9 Starnberg, Germany (“PARI”) (each of Avalyn and PARI being individually a “Party” and together the “Parties”).

A. WHEREAS, PARI and Avalyn are parties to that certain Material Transfer Agreement, dated as of January 23, 2020 (the “Agreement”): and

B. WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Capitalized terms used but not defined in this Amendment No. 1 will have the meanings ascribed to them in the Agreement.
2.
The Parties wish to extend the scope of the Agreement by adding a second active ingredient, besides [***]. Therefore, the second WHEREAS clause shall be deleted and replaced with the following:

“WHEREAS, Avalyn has developed and produced certain formulation rights, namely with respect to liquid formulations which contain (i) Nintedanib as the sole active ingredient or Nintedanib in combination with Pirfenidone, or (ii) Imatinib as the sole active ingredient (collectively the “Avalyn Rights”), and Avalyn desires to conduct certain research and appropriate studies using or incorporating the Material and the Avalyn Rights; and”

3.
In Section 3.3 (Ownership of Study Results), line 26, the first two sentences following enumeration letter (C) shall be deleted and replaced with the following:
4.
“a lung dose of at least [***]. In the event that Avalyn nevertheless wishes to file a patent application and/or amendments or modifications with Device Related Disclosures, Avalyn shall only do so in case the Parties will have entered into a license agreement with respect to (i) Nintedanib as the sole active ingredient, or Nintedanib in combination with Pirfenidone, or (ii) Imatinib as the sole active ingredient, as applicable in each case; with similar terms and conditions with respect to the allocation of intellectual property rights and the right to file patents as the License Agreement being applicable to such patent application and/or amendment and to the extent such patent application and/or amendment is permitted under such terms and conditions.”

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

5.
Upon execution, this Amendment No. 1 shall be made a part of the Agreement and shall be incorporated by reference. Except as provided herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment No. 1 to be executed by its duly authorized representatives.

PARI PHARMA GMBH	AVALYN PHARMA INC.
[***]	[***]